UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 6, 2020

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive
Menlo Park, California 94025
(Address of principal executive offices) (Zip Code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 6, 2020, the Board of Directors (the “Board”) of Pacific Biosciences of California, Inc. (the “Company”) appointed Christian O. Henry, age 52, as the Company’s Chief Executive Officer, effective September 14, 2020 (the “Effective Date”). Mr. Henry will succeed Dr. Michael Hunkapiller, who as previously disclosed will retire from an active operating role at the end of the year. As of the Effective Date, Dr. Hunkapiller will assume the position of Senior Fellow focused on technology development until his retirement. Dr. Hunkapiller will also continue to serve on the Board. In connection with his appointment as Chief Executive Officer, Mr. Henry will step down as Chairman of the Board, as of the Effective Date, but will continue to serve on the Board. The Board has appointed Dr. John F. Milligan, who has served as a director of the Board since 2013, to succeed Mr. Henry as Chairman of the Board as of the Effective Date. The Board continues to conduct its search for the Company’s next Chief Financial Officer.

In connection with his appointment as Chief Executive Officer, the Company and Mr. Henry will enter into an employment agreement (the “Employment Agreement”). The terms of the Employment Agreement will provide that, starting September 14, 2020, Mr. Henry will receive an annual base salary of $650,000. Mr. Henry will have an annual target bonus opportunity equal to 100% of his base salary, subject to achieving performance goals established by the Board. Mr. Henry will be granted a stock option to purchase a total of 1,500,000 shares of the Company’s common stock with an exercise price per share equal to the fair market value per share on the date of grant, which will be scheduled to vest as to 1/4th of the shares subject to the option on the 1-year anniversary of the Effective Date and as to 1/48th of the shares each month thereafter, subject to his continued employment with the Company. Mr. Henry will also be granted an award of restricted stock units covering 750,000 shares that will be scheduled to vest as to 1/4th of the shares on each anniversary of the grant date, subject to his continued employment with the Company through each applicable vesting date. Mr. Henry will be entitled to severance benefits in the event of a termination of his employment without cause, or his resignation from such employment for good reason, which are substantially the same as those that were provided to Dr. Hunkapiller in his role as Chief Executive Officer. Mr. Henry will not receive any additional consideration as a member the Board while serving as Chief Executive Officer, but any outstanding equity awards previously granted to Mr. Henry in his role as a member of the Board will continue to vest while he serves as Chief Executive Officer. The foregoing description of the key terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

The Company previously reported in its definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 24, 2020, information regarding Mr. Henry required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K, and such information is hereby incorporated by reference into this Current Report on Form 8-K.

The press release dated August 7, 2020 announcing the foregoing leadership changes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 7, 2020 titled “Pacific Biosciences Announces New Chief Executive Officer”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2020	Pacific Biosciences of California, Inc.

	By:	/s/ Eric E. Schaefer
Eric E. Schaefer Vice President, Chief Accounting Officer